UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 14, 2015
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 14, 2015.

(b)	There were present at the meeting, either in person or by proxy, holders of 324,990,634 common shares. Stockholders approved the following proposals:

1.	elected the nine nominees, constituting our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders in 2016;

2.	advisory vote on named executive officer compensation;

3.	the Paychex, Inc. 2002 Stock Incentive Program. as amended and restated;

4.	the Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan; and,

5.	ratification of the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	262,782,693	3,187,658	963,975	58,056,308
Joseph G. Doody	263,576,898	2,361,799	995,629	58,056,308
David J. S. Flaschen	260,449,606	5,320,990	1,163,730	58,056,308
Phillip Horsley	261,724,431	4,145,042	1,064,853	58,056,308
Grant M. Inman	253,950,733	11,790,948	1,192,645	58,056,308
Pamela A. Joseph	264,172,067	1,785,704	976,555	58,056,308
Martin Mucci	263,539,153	2,415,729	979,444	58,056,308
Joseph M. Tucci	257,177,292	8,661,869	1,095,165	58,056,308
Joseph M. Velli	262,658,391	3,279,150	996,785	58,056,308

	For	Against	Abstain	Broker Non-Votes
Advisory Vote To Approve Named Executive Officer Compensation	256,611,727	8,527,883	1,794,716	58,056,308

	For	Against	Abstain	Broker Non-Votes
To Approve and Amend the Paychex, Inc. 2002 Stock Incentive Plan	254,570,905	10,784,308	1,579,113	58,056,308

	For	Against	Abstain	Broker Non-Votes
To Approve the Paychex, Inc. 2015 Qualified Employee Stock Purchase Plan	263,794,663	1,387,875	1,751,788	58,056,308

	For	Against	Abstain
Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	322,104,362	1,764,406	1,121,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 15, 2015	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 15, 2015	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer